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                                                                       EXHIBIT 6


                                  EXHIBIT A-3
                                PREFERRED STOCK
                                      and
                        WARRANT TO PURCHASE COMMON STOCK

         The Preferred Stock to be issued and delivered to Shell Land & Energy Company ("Shell Shareholder") by Plains Resources Inc. ("Plains") pursuant to the Exchange Agreement to which this Exhibit A-3 is attached (the "Agreement") shall be 46,600 shares of Series D Cumulative Convertible Preferred Stock (the "Preferred Stock") of Plains, the terms and provisions of which are set forth in the Certificate of Designation, Preferences and Rights of a Series of Preferred Stock attached hereto as Attachment 1 (the "Certificate of Designation").

         In addition, the Agreement provides for the issuance to Shell Shareholder of a warrant to purchase 150,000 shares (the "Warrant Shares") of Plains common stock, $.10 per share par value ("Common Stock"), upon the terms and conditions of which are set forth in that certain form of "Warrant for the Purchase of Shares of Common Stock" attached hereto as Attachment 2 (the "Warrant").

         1.      REGISTRATION OBLIGATIONS.

         a. Shelf Registration. Plains shall, as promptly as reasonably practicable, but in any event within ninety (90) days of the date of Closing (as defined in the Agreement), prepare and file with the Securities and Exchange Commission ("SEC'):

         (i) a shelf registration statement (the "Preferred Stock & Conversion Shares Registration Statement") pursuant to Rule 415 of the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of preferred Stock and the shares of Common Stock of plains into which the Preferred Stock and any dividend arrearage thereon is convertible or exchangeable (the "Conversion, Shares") (the Preferred Stock and Conversion Shares collectively referred to as the "Shares") and use its best efforts to cause the Preferred Stock & Conversion Shares Registration Statement to become and remain effective until such time as all of the outstanding Shares can be resold pursuant to SEC Rule 144(k) (or any successor provision) under the Securities Act; and

         (ii) a shelf registration statement (the "Warrant Shares Registration Statement") pursuant to Rule 415 of the Securities Act with respect to the Warrant Shares and use its best efforts to cause the Warrant Shares Registration Statement to become and remain effective until the earlier of(x) the expiration of the Warrant or (y) such time as all of the Warrant Shares can be resold pursuant to SEC Rule 144(k) (or any successor provision) under the Securities Act.
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The Preferred Stock & Conversion Shares Registration Statement and the Warrant
Shares Registration Statement are collectively referred to herein as the "Registration Statements".

         Shell Shareholder shall, within ten (10) days of the Closing, notify Plains of its proposed method of distribution of the Shares and the Warrant Shares, and the plan(s) of the distribution in each of the Registration Statements shall be to sell the Shares only through the methods of distribution so specified by Shell Shareholder. In the absence of a contrary written indication by Shell Shareholder, the Plan of Distribution in each of the Registration Statements shall be deemed to be as follows:

         "The Shares or Warrant Shares may be sold from time to time by or for the account of holder thereof in the over-the-counter market, or otherwise at prices and on terms then prevailing or at prices related to then current market price, in negotiated transactions or, with respect to the Conversion Shares or Warrant Shares, on the American Stock Exchange ("AMEX"). The Shares or the Warrant Shares may be sold by any one or more of the following methods:

         (i) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (ii) purchase by broker or dealer as principal and resale by such broker or dealer for its account pursuant to the Prospectus;

         (iii) exchange distributions and/or secondary distributions of the Conversion Shares or the Warrant Shares in accordance with the rules of the AMEX;

         (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         (v)     privately negotiated transactions.

         Shell Shareholder may effect any such transaction by selling Shares or Warrant Shares through broker-dealers, and such broker-dealers may receive compensation in the form of commissions from Shell Shareholder (which commissions will not exceed the customary in the types of transactions involved). Shell Shareholder and any broker-dealers that participate in the distribution of the Shares or the Warrant Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profit on the sale of Shares by it and any commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions."






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         In addition to the foregoing, Shell Shareholder may sell the Shares under the Registration Statements through one underwritten offering under a plan of distribution which is acceptable to Plains in its reasonable discretion.

         b. Amendments. From time to time, Plains shall prepare and file with the SEC such amendments and supplements to each of the Registration Statements and each prospectus used in connection with the Registration Statements (a "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statements.

         c. Prospectus. Plains shall furnish to Shell Shareholder such numbers of copies of each Prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Shell Shareholder may reasonably request in order to facilitate the disposition of the Shares or the Warrant Shares.

         d. Blue Sky. Plains shall use its best efforts to register and qualify the securities covered by each of the Registration Statements under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by each of the Registration Statements, provided that Plains shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (notwithstanding anything herein to the contrary with respect to the beating of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by Shell Shareholder, to the extent required by such jurisdiction.

         e. Expenses. All expenses incurred in connection with each registration pursuant hereto (excluding underwriters' and brokers' discounts and commissions), including without limitation all registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for Plains, shall be borne by Plains. Shell Shareholder shall be responsible for its own counsel fees.

         f. Other Documents. Plains shall file with the SEC in a timely manner all reports and other documents required of Plains under the Securities Act and the Securities Exchange Act of 1934, as amended.

         g. Current Prospectus. Shell Shareholder acknowledges that from time to time, events may occur which will require a Prospectus to be supplemented or amended in order to comply with federal securities laws. Upon the occurrence of such event, Plains shall notify Shell Shareholder of the need to supplement or amend a Prospectus. After receipt of such notice, Shell Shareholder shall not sell any Shares or Warrant Shares until receipt of such Prospectus supplement or amendment has been delivered by Plains. Plains shall use reasonable best efforts to deliver such Prospectus supplement or amendment; provided, however, Plains shall not be required to deliver such supplement or amendment until the earlier of.

         (i) the time disclosure of such event is required by federal securities laws; or,






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         (ii)    such time as the management of Plains determines that in its good faith judgment such disclosure is in the best interests of Plains.

         h.      Indemnification: Contribution.

         (i) Indemnification by Plains. Plains agrees to indemnify and hold harmless Shell Shareholder, its officers, directors, partners and agents and each person, if any, who controls Shell Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages (whether in contract, tort or otherwise), liabilities and expenses (including reasonable costs of investigation) whatsoever (as incurred or suffered) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Shares or Warrant Shares or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of; or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to Plains by Shell Shareholder or on Shell Shareholder's behalf expressly for use therein. Plains also agrees to indemnify any underwriters of the Shares, their officers, partners and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Shell Shareholder provided in this paragraph 1 .h (i) or such other indemnification customarily obtained by underwriters at the time of offering.

         (ii)    Conduct of Indemnification Proceedings   If any action or
                 proceeding (including any governmental investigation) shall be brought or asserted against Shell Shareholder (or its officers, directors, partners or agents) or any person controlling Shell Shareholder in respect of which indemnity may be sought from Plains, Plains shall assume the defense thereof, including the employment of counsel reasonably satisfactory to Shell Shareholder, and shall assume the payment of all expenses. Shell Shareholder or any controlling person of Shell Shareholder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Shell Shareholder or such controlling person unless (i) Plains has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both Shell Shareholder or such controlling person and Plains, and Shell Shareholder or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to Shell Shareholder or such controlling person which conflict with those available to Plains (in which case, if Shell Shareholder or such controlling person notifies Plains in writing that it elects to employ separate counsel at the expense of plains, Plains shall not have the right to assume the defense of such action or proceeding on behalf of Shell Shareholder or such controlling person; it being understood, however, that Plains shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the






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                 fees and expenses of more than one separate firm of attorneys
                 (together with appropriate local counsel) at any time for Shell Shareholder and such controlling persons, which firm shall be designated in writing by Shell Shareholder). Plains shall not be liable for any settlement of any such action or proceeding effected without Plains's written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, Plains agrees to indemnify and hold harmless Shell Shareholder and such controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

         (iii)   Indemnification by Shell Shareholder.   Shell Shareholder
                 agrees to indemnify and hold harmless Plains, its directors and officers and each person, if any, who controls Plains within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as amended, to the same extent as the foregoing indemnity from Plains to Shell Shareholder, but only with respect to information included in the prospectus in response to Item 508 (Plan of Distribution) of Regulation S-K under the Securities Act or any information furnished in writing by Shell Shareholder or on Shell Shareholder's behalf expressly for use in any registration statement or prospectus relating to the Shares or the Warrant Shares, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against Plains or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against Shell Shareholder, Shell Shareholder shall have the rights and duties given to Plains, and Plains or its directors or officers or such controlling person shall have the rights and duties given to Shell Shareholder, by the preceding paragraph. Shell Shareholder also agrees to indemnify and hold harmless underwriters of the Shares, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Plains provided in this paragraph 1 .h(iii).

         (iv)    Contribution   If the indemnification provided for in this
                 paragraph 1 .h is unavailable to Plains, Shell Shareholder or the underwriters in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) as between Plains and Shell Shareholder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by Plains and Shell Shareholder on the one hand and the underwriters on the other from the offering of the Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of plains and Shell Shareholder on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations and (ii) as between Plains, on the one hand, and Shell Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of Plains and of Shell Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by Plains and Shell Shareholder on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Plains and Shell Shareholder bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of Plains and Shell Shareholder on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Plains and Shell Shareholder or by the underwriters. The relative fault of plains on the one hand and of Shell Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Plains and Shell Shareholder agree that it would not be just and equitable if contribution pursuant to this paragraph 1 .h were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph 1 .h, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Shell Shareholder shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares of Shell Shareholder were offered to the public exceeds the amount of any damages which Shell Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1 l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         i.      Binding Effect: Assignment.  The terms and provisions of this
Section 1. Obligations shall be binding upon and inure to the benefit of and be enforceable by Plains and Shell Shareholder and their respective successors and assigns.

         2. NOTICE. Plains will provide written notice to Shell Shareholder prior to the issuance of Parity Stock (as defined in the Certificate of Designation).

         3. LISTING OF THE CONVERSION SHARES AND WARRANT SHARES. Plains shall cause the Conversion Shares and the Warrant Shares to be listed on the American Stock Exchange, when and as issued.

         4. ASSISTANCE IN OFFERING. If Shell Shareholder desires to sell all of the Preferred Stock in a public offering or a private offering to a third party who is not an affiliate of Shell Shareholder, Plains shall cooperate with Shell Shareholder and its investment banking firm to facilitate such offering, including participating in road show presentations. If, in the written opinion of Shell Shareholder's investment banker (which shall be a firm of recognized standing), the gross proceeds from the sale of all of the Preferred Stock in such offering will be less than $23.3 million, Plains shall amend the Certificate of Designation to increase the annual dividend rate on the Preferred Stock to a percentage reasonably estimated in good faith by such investment banker to be required to enable Shell Shareholder to receive $23.3 million of gross proceeds in such offering; provided however, in no event shall the annual dividend rate exceed 7.5 percent.

         5.      RIGHT OF FIRST REFUSAL.

         a.      Preferred Stock.   If Shell Shareholder receives an offer to
purchase all or any of the shares of Preferred Stock (other than in a public offering) from a nonaffiliated which it intends to accept (a "Preferred Stock Offer"), Shell Shareholder shall give written notice to Plains, with full information concerning the Preferred Stock Offer. Plains shall then have the optional prior right, which may be exercised by written notice to Shell Shareholder within seven business days after the notice is received, to purchase the shares of Preferred Shares for which the Preferred Stock Offer is made by payment of 105% of the purchase price proposed in the Preferred Stock Offer. If Plains exercises this right to purchase, the purchase price shall be paid to Shell Shareholder within three business days after its written notice of exercise is given to Shell Shareholder. Upon receipt of the purchase price Shell Shareholder shall deliver to Plains the certificate[s] for the Preferred Stock being sold, duly endorsed for transfer.

         b. Warrant. If Shell Shareholder receives an offer to purchase all or part of Warrant (other than in a public offering) from a non-affiliate which it intends to accept (a "Warrant Offer"), Shell Shareholder shall give written notice to Plains, with full information concerning the Warrant Offer. Plains shall then have the optional prior right, which may be exercised by written notice to Shell Shareholder within five business days after the notice is received, to purchase the Warrant or part thereof for which the Warrant Offer is made by payment of 105% of the purchase price proposed in the Warrant Offer. If plains exercises this right to purchase, the purchase price shall be paid to Shell Shareholder within three business days after its written notice of exercise is given to Shell Shareholder. Upon receipt of the purchase price Shell Shareholder shall deliver to Plains the certificate[s] for the Warrant or part thereof being sold, duly endorsed for transfer.

         6. REPRESENTATIONS AND WARRANTIES OF PLAINS. Plains represents and warrants to Shell Shareholder as follows:

         a. The issuance, sale and delivery of the Preferred Stock in accordance with the Agreement, including this Exhibit A-3, have been duly authorized by all necessary corporate action on the part of Plains and its stockholders, and the Preferred Stock when so issued, sold and delivered against payment therefor in accordance with the Agreement and this Exhibit A-3 will be duly and validly issued, fully paid and nonassessable.

         b. The issuance and delivery of the Conversion Shares have been duly authorized and reserved for issuance by all necessary corporate action on the part of Plains and its stockholders, and the Conversion





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Shares, when issued in accordance with the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable.

         c. The issuance and delivery of the Warrant and the Warrant Shares have been duly authorized and the Warrant Shares have been duly reserved for issuance by all necessary corporate action on the part of plains and its stockholders, and the Warrant Shares, when issued in accordance with the Warrant, will be duly and validly issued, fully paid and nonassessable.